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                                                                 EXHIBIT 99.10.6
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                              CONSENT OF ATTORNEYS

     We hereby consent to the reference to our Firm under the caption "Legal
Matters" in the prospectus contained in this Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

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                                                    /s/ Fox Horan & Camerini LLP

New York, New York
Dated: May 25, 2005
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